Exhibit 10.24
IMPORTANT NOTICE:
THIS CALL AGREEMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION
WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS
THAT THE BELOW-DEFINED “EQUITY HOLDER” MAY HAVE AS A DEBTOR
AND ALLOWS THE BELOW-DEFINED “LENDER” TO OBTAIN A JUDGMENT
AGAINST THE EQUITY HOLDER WITHOUT ANY FURTHER NOTICE.
CALL AGREEMENT
THIS CALL AGREEMENT (“AGREEMENT”) is effectively dated as of November                     , 2004 by:
(a)	the following (individually or collectively as the context may require, “EQUITY HOLDER”)
(1)	LAZARD TECHNOLOGY PARTNERS II LP, a Delaware limited partnership (“LAZARD”), and

(2)	STERLING VENTURE PARTNERS, L.P., a Delaware limited partnership, and STERLING SVP EXECUTIVE FUND, L.P., a Delaware limited partnership (collectively, “STERLING”); for the benefit of
(b)	MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland banking and trust company (“LENDER”).
RECITALS
     VOCUS, INC., a Delaware corporation (“BORROWER”), has requested that the LENDER provide the BORROWER with a revolving line of credit in the maximum principal amount that may be outstanding at any one time of Seven Million Dollars ($7,000,000.00) (as such revolving line of credit may hereafter be amended or modified, including any modification increasing the maximum principal amount thereof, “LOAN”). The LENDER has agreed to provide the LOAN to the BORROWER pursuant to the terms and provisions of the Loan Agreement of even date herewith by and between the BORROWER and the LENDER (as such Loan Agreement may hereafter be amended or modified, “LOAN AGREEMENT”), provided the EQUITY HOLDER executes and delivers this AGREEMENT. The EQUITY HOLDER is willing to execute and deliver this AGREEMENT in order to induce the LENDER to provide the LOAN to the BORROWER since each EQUITY HOLDER shall be benefited thereby.
     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the EQUITY HOLDER hereby agrees as follows:

     Section 1. Definitions. As used throughout this AGREEMENT, the following terms shall have the following meanings:
     a. Call Cap. The term “CALL CAP” means the following respective amounts as to each respective EQUITY HOLDER: (i) as to LAZARD, the “CALL CAP” shall be Four Million Seven Hundred Eighty-Eight Thousand Dollars ($4,788,000.00); and (ii) as to STERLING, the “CALL CAP” shall, jointly and severally with respect to each entity that is collectively defined as being “STERLING,” be Two Million Two Hundred Twelve Thousand Dollars ($2,212,000.00).
     b. Call Notice. The term “CALL NOTICE” means a written notice from the LENDER to each EQUITY HOLDER notifying the EQUITY HOLDER that a call is being made pursuant to the terms of this AGREEMENT, which written notice shall contain the information set forth in Section 2 of this AGREEMENT.
     c. Cure Amount. The term “CURE AMOUNT” means the sum of: (i) the aggregate outstanding obligations under the LOAN DOCUMENTS (insofar as the LOAN is concerned) as of the date upon which the LENDER delivers the CALL NOTICE to the EQUITY HOLDER; plus (ii) any interest, charges and fees that accrue under, and pursuant to the terms of, the LOAN DOCUMENTS (insofar as the LOAN is concerned) between the date upon which the CALL NOTICE is delivered to the EQUITY HOLDER and the BORROWER’s obligations under the LOAN DOCUMENTS are fully satisfied.
     d. Event Of Default. The term “EVENT OF DEFAULT” has the meaning provided in the Section hereof which is captioned, “Events Authorizing Acceleration Of Obligations.”
     e. Fiscal Quarter. The term “FISCAL QUARTER” means a three (3) month fiscal period ending on the last calendar day of January, April, July, or October of each calendar year, as the case may be.
     f. Fund Availability. The term “FUND AVAILABILITY” means the sum of: (a) the aggregate dollar amount of binding and enforceable commitments to fund the EQUITY HOLDER, which the EQUITY HOLDER has received from holders of equity interests in the EQUITY HOLDER, but for which the EQUITY HOLDER has not yet received payment; (b) cash on hand with the EQUITY HOLDER; plus (c) such other amounts that may be agreed to by the LENDER in its sole discretion.
     g. G.A.A.P. The term “G.A.A.P.” means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.
     h. Loan Documents. The term “LOAN DOCUMENTS” means, collectively, this AGREEMENT, the LOAN AGREEMENT, and all other agreements, instruments and documents executed by or on behalf of the BORROWER and/or the EQUITY HOLDER to or for the benefit of the LENDER in connection with, or which otherwise document or evidence the terms and provisions of, the LOAN.
     i. Monetary Default. The term “MONETARY DEFAULT” means a default in the payment of any principal or interest due to the LENDER under the terms and provisions of the LOAN AGREEMENT or any of the other LOAN DOCUMENTS.
     j. Person. The term “PERSON” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, estate, unincorporated organization, joint venture, court, government or political subdivision or agency thereof, or other legal entity.
     Section 2. Call; Cure Amount; Loan Assignment. Following the occurrence of a MONETARY DEFAULT or any other EVENT OF DEFAULT, as the case may be, the LENDER may, in its discretion, deliver to each EQUITY HOLDER the CALL NOTICE which shall set forth: (a) that a MONETARY DEFAULT or another EVENT OF DEFAULT has occurred; (b) the CURE AMOUNT as of the date of the delivery of such CALL NOTICE; and (c) a statement that — (i) such notice is a CALL NOTICE under the terms of this AGREEMENT, and (ii) the CALL NOTICE is being simultaneously delivered to each EQUITY HOLDER as required hereunder. Upon receipt of the CALL NOTICE, each EQUITY HOLDER shall, within ten (10) business days, pay to the LENDER an amount equal to the CURE AMOUNT; provided, however, that: (i) each EQUITY HOLDER shall have no obligation to make any payment in excess of its respective CALL CAP; (ii) the amount paid pursuant to the CALL NOTICE shall be applied by the LENDER to the sums owed by the BORROWER to the LENDER under the LOAN DOCUMENTS (insofar as the LOAN is concerned), in such order of application as determined by the LENDER; and (iii) each EQUITY HOLDER shall only be obligated to pay to the LENDER an amount equal to the product of the CURE AMOUNT multiplied by the following respective percentages:

LAZARD	=	68.4%; and
STERLING	=	31.6%.
Immediately following the delivery of the CURE AMOUNT and the satisfaction of the BORROWER’s obligations under the LOAN DOCUMENTS insofar as the LOAN and all of the other “LOANS” (as that term is defined in the LOAN AGREEMENT) are concerned, the LENDER shall assign (without recourse to the LENDER) all of its rights, title and interest in and to the LOAN DOCUMENTS to the EQUITY HOLDER.
     Section 3. Representations Of Equity Holder. To induce the LENDER to accept this AGREEMENT for the purposes for which it is given, each EQUITY HOLDER (severally and not jointly) represents and warrants to the LENDER (as to each EQUITY HOLDER itself only) as follows:
     (a) Such EQUITY HOLDER: (i) is duly organized and validly existing under the laws of the state of its organization; (ii) has the lawful power to own its properties and to engage in the business it conducts; and (iii) is duly qualified and, where appropriate, in good standing as a foreign organizational entity in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary, except where the failure to qualify would not have a material adverse effect.
     (b) Any financial statements submitted by such EQUITY HOLDER to the LENDER, including any schedules and notes pertaining thereto, have been prepared in accordance with G.A.A.P., and fairly present the financial condition of such EQUITY HOLDER at the dates thereof and the results of operations for the periods covered thereby, and there has been no material adverse change in the financial condition or business of such EQUITY HOLDER from the dates thereof to the date hereof, other than as disclosed to the LENDER.
     (c) Such EQUITY HOLDER is not in default with respect to any of its existing indebtedness, and the making and performance of this AGREEMENT will not (immediately, with the passage of time, the giving of notices, or both): (i) violate any organizational documents of such EQUITY HOLDER; (ii) violate any laws applicable to such EQUITY HOLDER; (iii) result in a default under any contract, agreement, or instrument to which such EQUITY HOLDER is a party or by which such EQUITY HOLDER or its property is bound; or (iv) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of such EQUITY HOLDER or any of its subsidiaries.
     (d) Such EQUITY HOLDER has the power and authority to enter into and perform this AGREEMENT and has taken all corporate action necessary to authorize the execution, delivery, and performance of this AGREEMENT.
     (e) This AGREEMENT, when executed and delivered, will be, valid, binding, and enforceable in accordance with its terms, except to the extent such validity, binding effect and/or enforceability may be limited by — (i) bankruptcy, insolvency and other laws related to or affecting creditors’ rights generally, and (ii) such principals of equity as a court of competent jurisdiction may impose, including but not limited to specific performance.
     (f) The incurring or satisfaction of the obligations under this AGREEMENT has not left and will not leave such EQUITY HOLDER insolvent, with an unreasonably small capital, or unable to pay existing or future debts as they mature.
     Section 4. Reporting Requirements. Each EQUITY HOLDER shall submit the following items to the LENDER:
     (a) Within forty-five (45) calendar days after the end of each FISCAL QUARTER of the applicable EQUITY HOLDER, such EQUITY HOLDER shall submit: (i) a statement of stockholders’, partners’ or members’ equity and a statement of changes in the financial position of such EQUITY HOLDER for such FISCAL QUARTER; (ii) an income statement of such EQUITY HOLDER for such FISCAL QUARTER; and (iii) a balance sheet of such EQUITY HOLDER as of the end of such FISCAL QUARTER.
     (b) Within ninety (90) calendar days after the end of each fiscal year of the applicable EQUITY HOLDER, such EQUITY HOLDER shall submit: (i) a statement of stockholders’,

partners’, or members’ equity and a statement of changes in the financial position of such EQUITY HOLDER for such fiscal year; (ii) an income statement of such EQUITY HOLDER for such fiscal year; and (iii) a balance sheet of such EQUITY HOLDER as of the end of such fiscal year.
     (c) All financial statements shall be: (i) in reasonable detail, including all supporting schedules and comments necessary to verify or confirm entries in the financial statements; and (ii) prepared in accordance with G.A.A.P. and may be prepared by the EQUITY HOLDER’s regular bookkeeper or accountant, except for the year-end financial statements described in the immediately preceding clause (b) of this Section, which shall be accompanied by the certificate of an independent certified public accountant, reasonably acceptable to the LENDER, in which the independent certified public accountant certifies — (A) that such accountant has examined the balance sheet of the EQUITY HOLDER and the related statements of income, retained earnings and changes in financial position for the year then ended (copies of which balance sheet and related statements are to be attached to such opinion), (B) such examinations were made in accordance with generally accepted auditing standards, (C) in the opinion of such accountant such financial statements present fairly the financial position of the EQUITY HOLDER, and the results of the EQUITY HOLDER’s operations and changes in its financial position for the year then ended, in conformity with G.A.A.P., and (D) that during the course of its audit of the EQUITY HOLDER, no matter has come to such accountant’s attention which would cause it to alter the financial statements referred to above or their opinions thereon, except as noted in such certification. The costs of supplying the financial statements shall be paid by the applicable EQUITY HOLDER.
     Section 5. Lender Need Not Pursue Other Rights. The LENDER shall be under no obligation to pursue any of the LENDER’s rights and remedies against the BORROWER or any of the collateral of the BORROWER securing the obligations of the BORROWER to the LENDER or against any other party or any collateral of any other party before pursuing the LENDER’s rights and remedies against the EQUITY HOLDER.
     Section 6. Certain Rights Of Lender. Each EQUITY HOLDER hereby assents to any and all terms and agreements between the LENDER and the BORROWER or between the LENDER and any other party, and all amendments and modifications thereof, whether presently existing or hereafter made and whether oral or in writing; provided, however, that in no event shall such assent have the effect of extending the term of this AGREEMENT beyond the term stated in the Section of this AGREEMENT which is captioned, “Termination Of Agreement.” The LENDER may, without compromising, impairing, diminishing, or in any way releasing each EQUITY HOLDER from its respective obligations hereunder and without notifying or obtaining the prior approval of each EQUITY HOLDER, at any time or from time to time: (a) waive or excuse a default by the BORROWER or delay in the exercise by the LENDER of any or all of the LENDER’s rights or remedies with respect to such default or defaults; (b) grant extensions of time for payment or performance by the BORROWER; (c) release, substitute, exchange, surrender, or add collateral of the BORROWER or waive, release, or subordinate, in whole or in part, any lien or security interest held by the LENDER on any real or personal property securing payment or performance, in whole or in part, of the obligations of the BORROWER to the LENDER or of any other party; (d) apply payments made by the BORROWER or by any other party to any sums owed by the BORROWER to the LENDER, in any order or manner, or to any specific account or accounts, as the LENDER may elect; and (e) modify, change, renew, extend, or amend in any respect any of the LOAN DOCUMENTS or any of the other agreements between the LENDER and the BORROWER or any other party, or any other document, instrument, or writing embodying or reflecting the same, including but not limited to modifications which increase the amount of the LOAN or extend the maturity of the LOAN.
     Section 7. Waivers By Equity Holder. Each EQUITY HOLDER waives until such time as the LOAN is terminated and all obligations under the LOAN AGREEMENT have been paid in full: (a) any and all notices whatsoever with respect to the obligations of the BORROWER to the LENDER, including, but not limited to, notice of — (i) the LENDER’s acceptance hereof or the LENDER’s intention to act, or the LENDER’s action, in reliance hereon, (ii) the present existence or future incurring of any of the obligations of the BORROWER to the LENDER or any terms or amounts thereof or any change therein, (iii) any default by the BORROWER or any surety, pledgor, grantor of security, party or any PERSON who has guarantied or secured in whole or in part the obligations of the BORROWER to the LENDER, and (iv) the obtaining or release of any guaranty or surety agreement, pledge, assignment, or other security for any of the obligations of the BORROWER to the LENDER; (b) presentment and demand for payment of any sum due from the BORROWER or any other party and protest of nonpayment; (c) demand for performance by the BORROWER; and (d) any and all defenses and rights based on suretyship, impairment of collateral, or otherwise accorded to the EQUITY HOLDER by applicable law.
     Section 8. No Conditions Precedent. This AGREEMENT shall be effective and enforceable immediately upon its execution. Each EQUITY HOLDER acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this AGREEMENT exist as of the date of its execution and that the effectiveness and enforceability of this AGREEMENT is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this AGREEMENT.
     Section 9. No Duty To Disclose. The LENDER shall have no present or future duty or obligation to discover or to disclose to the EQUITY HOLDER any information, financial or otherwise, concerning the BORROWER, any other party, or any collateral securing either the obligations of the BORROWER to the LENDER or of any other PERSON who may have guarantied in whole or in part the obligations of the BORROWER to the LENDER. The EQUITY HOLDER waives any right to claim or assert any such duty or obligation on the part of the LENDER. The EQUITY HOLDER agrees to obtain all information which the EQUITY HOLDER considers either appropriate or relevant to this AGREEMENT from sources other than the LENDER and to become and remain at all times current and continuously apprised of all information concerning the BORROWER, other parties, and any collateral which is material and relevant to the obligations of the EQUITY HOLDER under this AGREEMENT.
     Section 10. Obligations Are Unconditional. The payment and performance of this AGREEMENT shall be the absolute and unconditional duty and obligation of each EQUITY HOLDER, and shall be independent of any defense or any rights of setoff, recoupment or counterclaim which each EQUITY HOLDER might otherwise have against the LENDER; provided, however, that the LENDER acknowledges and agrees that (except for the obligations of STERLING, which are joint and several as to each entity that is collectively defined herein as being “STERLING”) the obligations of the EQUITY HOLDER hereunder are several and not joint. Each EQUITY HOLDER shall pay and perform the obligations under this AGREEMENT, free of any deductions and without abatement, diminution or setoff. Until such time as the LOAN has been fully paid and the LENDER’s obligations thereunder have been terminated, the EQUITY HOLDER shall: (a) not suspend or discontinue any payments provided for herein; (b) perform and observe all of the covenants and agreements contained in this AGREEMENT; and (c) not terminate or attempt to terminate this AGREEMENT for any reason. The LENDER shall have no obligation to make any CALL NOTICE and the failure to deliver any CALL NOTICE after the occurrence of a MONETARY DEFAULT or any other EVENT OF DEFAULT shall in no way limit or impair the LENDER’s ability to make any future CALL NOTICE and enforce the terms and provisions of this AGREEMENT; provided, however, that no CALL NOTICE shall be deemed to have been delivered until a CALL NOTICE has been delivered to each EQUITY HOLDER.
     Section 11. Fund Availability. Each EQUITY HOLDER hereby covenants and agrees at all times to maintain FUND AVAILABILITY in an amount not less than the amount of its respective CALL CAP.
     Section 12. Events Authorizing Acceleration Of Obligations. The occurrence of any of the following (“EVENT OF DEFAULT”) shall entitle the LENDER to demand the payment, within ten (10) business days following the delivery thereof to the EQUITY HOLDER (and the EQUITY HOLDER hereby covenants to so pay to the LENDER upon such demand) of an amount equal to the product of the CURE AMOUNT multiplied by the following respective percentages — (i) LAZARD = 60.0%, and (ii) STERLING = 40.0% — as provided in Section 2 of this AGREEMENT:
(a)	the commencement by the BORROWER of a voluntary case or proceeding under any federal or state bankruptcy, insolvency or similar law;

(b)	the commencement of an involuntary case or proceeding against the BORROWER under any federal or state bankruptcy, insolvency, or similar law, and either — (i) such case or proceeding is not dismissed within ninety (90) calendar days after commencement, or (ii) an order for relief is entered in such case;

(c)	the appointment of a receiver, assignee, custodian, trustee or similar official under any federal or state insolvency or creditors’ rights law for any property of the BORROWER;

(d)	the entry of a judgment or judgments against any EQUITY HOLDER in an aggregate amount in excess of One Hundred Fifty Thousand Dollars ($150,000.00) and the failure to satisfy such judgment within thirty (30) days either by payment, by stay of execution, or by the filing of a supersedeas bond;

(e)	the occurrence of a MONETARY DEFAULT, which default is not cured within any applicable grace period under the LOAN DOCUMENTS;

(f)	a failure to make any payment required to be made under Section 2 of this AGREEMENT within the time period set forth therein;

(g)	a failure to comply with the terms of the immediately preceding Section of this AGREEMENT;

(h)	a failure of any EQUITY HOLDER to perform any covenant or agreement contained in this AGREEMENT (other than those set forth in the preceding clauses of this Section) and such failure is not cured within thirty (30) calendar days after notice from the LENDER. Any sums paid by the EQUITY HOLDER pursuant to this Section shall be applied by the LENDER to the BORROWER’s obligations to the LENDER under the LOAN DOCUMENTS, in such order of application as the LENDER may determine.
     Section 13. Confession Of Judgment. Upon the occurrence of an EVENT OF DEFAULT, each EQUITY HOLDER authorizes any attorney admitted to practice before any court of record in the United States, or the clerk of such court, to appear on behalf of the EQUITY HOLDER and to confess judgment in any such court against the EQUITY HOLDER in the full amount due on this AGREEMENT by such EQUITY HOLDER at such time plus an attorneys’ fee equal to ten percent (10%) of the amount due, all without prior notice or opportunity of the EQUITY HOLDER for a prior hearing. The EQUITY HOLDER consents to the jurisdiction and venue of the courts of any county of the State of Maryland, or Baltimore City, Maryland, or the United States District Court for the District of Maryland for the entry of said judgment. The EQUITY HOLDER waives and releases all errors, defects, and imperfections whatever in the entering of the said judgment and hereby agrees that no writ of error or objections or motion or rule to open or strike said judgment or appeal shall be made or taken thereto. The EQUITY HOLDER waives any right to notice or a hearing prior to the entry of judgment and to the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the EQUITY HOLDER any right or privilege of exemption, including but not limited to any homestead exemptions, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power which the EQUITY HOLDER has given for any attorney admitted to practice before any court of record in the United States, or the clerk of such court, to appear for and confess judgment against the EQUITY HOLDER shall be a continuous authority which shall not be exhausted or extinguished by any one or more exercises or imperfect exercises thereof or by any one or more judgments entered pursuant thereto and may be exercised on one or more occasions and at such times and from time to time after default and in the same or different courts or jurisdictions as the LENDER may consider necessary or advisable. Notwithstanding the LENDER’s right to request attorneys’ fees in the amount of ten percent (10%) of the amount due in connection with the above-referenced confession of judgment, the LENDER may only collect an amount equal to the actual attorneys’ fees incurred by its counsel in connection therewith, based on the normal hourly rate of the attorneys involved.
     Section 14. Interest Rate After Judgment. If judgment is entered against an EQUITY HOLDER on this AGREEMENT, whether by confession or otherwise, the amount of the judgment entered shall bear interest at the highest rate after default authorized by the LOAN DOCUMENTS as of the date of entry of the judgment to the extent permitted by applicable law.
     Section 15. Expenses Of Collection And Attorneys’ Fees. Should this AGREEMENT be referred to an attorney for collection, the defaulting EQUITY HOLDER shall pay all of the LENDER’s reasonable costs, fees and expenses resulting from such referral, including reasonable attorneys’ fees, which the LENDER may incur, even though judgment has not been confessed or suit has not been filed.
     Section 16. Enforcement During Bankruptcy. Enforcement of this AGREEMENT shall not be stayed or in any way delayed as a result of the filing of a petition under the United States Bankruptcy Code, as amended, by or against the BORROWER. Should the LENDER be required to obtain an order of the United States Bankruptcy Court to begin enforcement of this AGREEMENT after the filing of a petition under the United States Bankruptcy Code, as amended, by or against the BORROWER, the EQUITY HOLDER hereby consents to this relief and agrees to file or cause to be filed all appropriate pleadings to evidence and effectuate such consent and to enable the LENDER to obtain the relief requested.
     Section 17. Remedies Cumulative. All of the LENDER’s rights and remedies shall be cumulative and any failure of the LENDER to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.
     Section 18. Rights Of Subrogation, Etc. In the event the EQUITY HOLDER pays any sum to or for the benefit of the LENDER pursuant to this AGREEMENT which is applied by the LENDER to the BORROWER’s obligations under the LOAN, the EQUITY HOLDER may not enforce any right of contribution, indemnification, exoneration, reimbursement, subrogation or other similar right or remedy against the BORROWER, any other party, or any collateral, whether real, personal, or mixed, securing the obligations of the BORROWER to the LENDER or the obligations of any other party to the LENDER until such time as the LENDER has been paid in full and has no further claim against the BORROWER, any other party, or any collateral. The EQUITY HOLDER waives and releases any claim which the EQUITY HOLDER may hereafter have against the LENDER if some action of the LENDER impairs, destroys, or in any way adversely affects any right of contribution, indemnification, exoneration, reimbursement, subrogation, or the like which the EQUITY HOLDER may have upon the payment of any sum to or for the benefit of the LENDER pursuant to this AGREEMENT; provided that the foregoing shall not limit the EQUITY HOLDER’s rights in the event of the LENDER’s gross negligence or willful misconduct.
     Section 19. Subordination Of Certain Indebtedness. If the EQUITY HOLDER advances any sums to the BORROWER or its successors or assigns or if the BORROWER or its successors or assigns shall hereafter become indebted to the EQUITY HOLDER, such sums and indebtedness shall be subordinate in all respects to the amounts then or thereafter due and owing to the LENDER by the BORROWER.

     Section 20. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this AGREEMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this AGREEMENT and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this AGREEMENT or which occurred or were to occur as a direct or indirect result of this AGREEMENT having been executed.
     Section 21. Consent To Jurisdiction; Agreement As To Venue. The EQUITY HOLDER irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The EQUITY HOLDER agrees that venue shall be proper in any circuit court of the State of Maryland selected by the LENDER or in the United States District Court for the District of Maryland if a basis for federal jurisdiction exists and waive any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.
     Section 22. Actions Against Lender. Any action brought by the EQUITY HOLDER against the LENDER which is based, directly or indirectly, on this AGREEMENT or any matter in or related to this AGREEMENT, including but not limited to the obligations of the BORROWER to the LENDER, the administration, collection, or enforcement thereof, shall be brought only in the federal or state courts located in the State of Maryland, except where the LENDER has already submitted to the courts of another jurisdiction in connection with this AGREEMENT or any matter related to this AGREEMENT, in which case an action may be brought against the LENDER in such other jurisdiction.
     Section 23. Invalidity Of Any Part. If any provision or part of any provision of this AGREEMENT shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this AGREEMENT, and this AGREEMENT shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.
     Section 24. Amendment Or Waiver. This AGREEMENT may be amended only by a writing duly executed by the EQUITY HOLDER and the LENDER. No waiver by the LENDER of any of the provisions of this AGREEMENT or any of the rights or remedies of the LENDER with respect hereto shall be considered effective or enforceable unless in writing.
     Section 25. Notices. Any notice required or permitted by or in connection with this AGREEMENT shall be in writing and shall be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the LENDER or the EQUITY HOLDER at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the LENDER or the EQUITY HOLDER. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

If to the LENDER:

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY
2 Hopkins Plaza, 2nd Floor
Baltimore, Maryland 21201
Attn.: Guy Johnson and Joyce Wilker
Fax No.: (410) 237-5703

If to LAZARD:

LAZARD TECHNOLOGY PARTNERS II LP

Attn.:

Fax No.: ( )

With A Courtesy Copy To:

Attn.:

Fax No.: ( )

If to STERLING:

STERLING VENTURE PARTNERS, L.P. and
STERLING SVP EXECUTIVE FUND, L.P.

Attn.:

Fax No.: ( )

With A Courtesy Copy To:

Attn.:

Fax No.: ( )

The failure of the LENDER to send the above courtesy copy shall not impair the effectiveness of notice given to the EQUITY HOLDER in the manner provided herein.
     Section 26. Binding Nature. This AGREEMENT shall inure to the benefit of and be enforceable by the LENDER and the LENDER’s successors and permitted assigns and shall be binding upon and enforceable against each respective EQUITY HOLDER and their respective successors, and assigns.
     Section 27. Assignability. This AGREEMENT or an interest therein may be assigned by the LENDER at any time or from time. In addition, the LENDER may sell participation interests in the LOAN and/or any or all of the LOAN DOCUMENTS (including but not limited to this AGREEMENT), subject to the terms and restrictions set forth in the LOAN AGREEMENT as in existence on the date of this AGREEMENT.
     Section 28. Final Agreement. This AGREEMENT contains the final and entire agreement between the LENDER and the EQUITY HOLDER with respect to the obligations hereunder. There are no separate oral or written understandings between the LENDER and the EQUITY HOLDER with respect thereto.
     Section 29. Tense, Gender, Defined Terms, Captions. As used herein, the plural includes the singular, and the singular includes the plural. The use of any gender applies to any other gender. All defined terms are completely capitalized throughout this AGREEMENT. All captions are for the purpose of convenience only.
     Section 30. Seal And Effective Date. This AGREEMENT is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution.
     Section 31. Limitation Of Liability. Provided that the EQUITY HOLDER timely makes all of the payments required under this AGREEMENT, the EQUITY HOLDER’s total liability hereunder, at any particular time, shall not exceed the CALL CAP.
     Section 32. Termination Of Agreement. Unless the LENDER delivers a CALL NOTICE to the EQUITY HOLDER prior to December 31, 2007, each EQUITY HOLDER’s obligations under this AGREEMENT shall terminate at 12:00 a.m. on January 1, 2008. Notwithstanding the terms of the immediately preceding sentence to the contrary, in connection with any extension of the term of the LOAN and the maturity of the LOAN DOCUMENTS (insofar as the LOAN is concerned) beyond the current October 31, 2007 maturity date thereof that is more fully described in the LOAN DOCUMENTS, IF each EQUITY HOLDER is notified in writing of such extension of the term of the LOAN (“NEW MATURITY DATE”) prior to 11:59 p.m. on December 31, 2007, THEN each EQUITY HOLDER’s obligations under this AGREEMENT shall terminate at 12:00 a.m. on the sixtieth (60th) calendar day after the NEW MATURITY DATE (“EXTENDED TERMINATION DATE”) unless the LENDER delivers a CALL NOTICE to the EQUITY HOLDER prior to the EXTENDED TERMINATION DATE.
     Section 33. Waiver Of Trial By Jury. Each EQUITY HOLDER and the LENDER, by their execution and acceptance, respectively, of this AGREEMENT, agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this AGREEMENT or which in any way relates, directly or indirectly, to this AGREEMENT or any event, transaction, or occurrence arising out of or in any way connected with this AGREEMENT, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.
[Signatures begin on the next page.]

     IN WITNESS WHEREOF, this AGREEMENT has been duly executed by the EQUITY HOLDER effective as of the day and year first above written (notwithstanding the actual date of execution and delivery hereof). This AGREEMENT may be delivered via facsimile transmission.

WITNESS:	The EQUITY HOLDER:

LAZARD TECHNOLOGY PARTNERS II LP,
A Delaware Limited Partnership

	By:	LTP II LLC,
A Delaware Limited Liability Company,
General Partner

		By:	/s/ Kevin J. Burns	(SEAL)

Name: Kevin J. Burns
Title: Managing Principal

STERLING VENTURE PARTNERS, L.P.
A Delaware Limited Partnership

	By:	STERLING VENTURE PARTNERS, LLC,
A Delaware Limited Liability Company,
General Partner

		By:	/s/ Michael G. Bronfein	(SEAL)

Name: Michael G. Bronfein
Title: Managing Member

STERLING SVP EXECUTIVE FUND, L.P.,
A Delaware Limited Partnership

	By:	STERLING VENTURE PARTNERS, LLC,
A Delaware Limited Liability Company,
General Partner

		By:	/s/ Michael G. Bronfein	(SEAL)

Name: Michael G. Bronfein
Title: Managing Member